UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

Endologix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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13900 Alton Parkway, Suite 122
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2005

     To the Stockholders of Endologix, Inc.:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Endologix, Inc. (“Endologix” or the “Company”) on May 24, 2005 at 8:30 a.m., Pacific time. The Annual Meeting will be held at the offices of Stradling Yocca Carlson & Rauth, at 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660 for the following purposes, as more fully described in the accompanying proxy statement:

     1. To elect two individuals to serve as Class I members of the Company’s Board of Directors for a term of three years or until their successors are duly elected and qualified;

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 22, 2005 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

     All stockholders are urged to attend the Annual Meeting in person or by proxy. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE. By returning the proxy, you can help Endologix avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

By Order of the Board of Directors

Paul McCormick
President and Chief Executive Officer
Irvine, California April 25, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
PROPOSAL TWO
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
DEADLINE FOR RECEIPT OF
OTHER BUSINESS

13900 Alton Parkway, Suite 122
Irvine, California 92618

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Endologix, Inc. (“Endologix” or the “Company”) for use at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 24, 2005 at 8:30 a.m., Pacific time, at the offices of Stradling Yocca Carlson & Rauth, at 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, at which time stockholders of record as of April 22, 2005 will be entitled to vote. On April 22, 2005, Endologix had 31,916,705 shares of its common stock outstanding.

     Endologix intends to mail this proxy statement and the accompanying proxy card on or about April 28, 2005 to all stockholders entitled to vote at the Annual Meeting. Endologix principal executive offices are currently located at 13900 Alton Parkway, Suite 122, Irvine, California 92618. After June 30, 2005, Endologix principal executive offices will be located at 11 Studebaker, Irvine, California 92618. The telephone number at the current address is (949) 595-7200.

VOTING

     The shares of common stock constitute the only outstanding class of voting securities of the Company. The presence in person or by proxy of the holders of a majority of the common stock issued and outstanding constitutes a quorum for the transaction of business at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

     Directors are elected by the affirmative vote of a plurality of votes cast at the Annual Meeting; therefore, broker non-votes and abstentions or votes that are withheld will be excluded entirely from the vote and have no effect on the election of directors. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 requires the affirmative vote of a majority of the shares present or represented and entitled to be voted at the Annual Meeting. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal.

     Shares of common stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified therein, unless the proxy previously has been revoked. Unless otherwise specified in the proxy, the persons named therein will vote FOR the election of each of the director nominees named in this proxy statement and FOR ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005. As to any other business properly submitted to stockholders at the Annual Meeting, the persons named in the proxy will vote as recommended by the Board of Directors or, if no recommendation is given, in their discretion.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of Endologix at the principal executive office of Endologix at the address above, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SOLICITATION

     Endologix will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others, to forward to such beneficial owners. Endologix may, if deemed necessary or advisable, retain a proxy solicitation firm to deliver solicitation materials to beneficial owners and to assist the Company in collecting proxies from such individuals. Endologix may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Endologix. No additional compensation will be paid to directors, officers or other regular employees for such services.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information known to the Company regarding the ownership of the Company’s common stock as of April 22, 2005 by: (i) each stockholder known to the Company to be a beneficial owner of more than five percent (5%) of the Company’s common stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all current directors and officers of the Company as a group.

	Number of Shares	Percentage of
Name and Address (1)	Beneficially Owned (2)	Outstanding Shares (3)
Federated Investors, Inc. (4)	5,701,306	17.9%

Franklin D. Brown (5)	323,867	1.0%

Paul McCormick (6)	511,611	1.6%

Robert J. Krist	—	*

David M. Richards (7)	120,324	*

Karen Uyesugi (8)	75,307	*

Stefan D. Schreck (9)	21,875	*

Maurice Buchbinder, M.D. (10)	996,161	3.1%

Ronald H. Coelyn	—	*

Roderick de Greef (11)	9,375	*

Edward B. Diethrich, M.D. (12)	553,775	1.7%

Jeffrey F. O’Donnell (13)	232,084	*

Gregory D. Waller (14)	9,896	*

All directors and officers as a group (12 persons) (15)	2,733,951	8.4%

*	Represents beneficial ownership of less than 1%

(1)	Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 13900 Alton Parkway, Suite 122, Irvine, CA 92618.

(2)	The number of shares of common stock beneficially owned includes any shares issuable pursuant to stock options that are currently exercisable or may be exercised within 60 days after April 22, 2005. Shares issuable pursuant to such options are deemed outstanding for computing the ownership percentage of the person holding such options but are not deemed to be outstanding for computing the ownership percentage of any other person.

(3)	Applicable percentages are based on 31,916,705 shares outstanding on April 22, 2005, plus the number of shares such stockholder can acquire within 60 days after April 22, 2005.

(4)	Based on information contained in a Schedule 13-G/A filed with the Securities and Exchange Commission on February 14, 2005. The address of Federated Investors, Inc. is 140 East 45th Street, 43rd Floor, New York, New York 10017.

(5)	Includes 59,167 shares subject to options exercisable within 60 days after April 22, 2005 and 209,700 shares held in a family trust.

(6)	Includes 37,499 shares subject to options exercisable within 60 days after April 22, 2005.

(7)	Includes 40,416 shares subject to options exercisable within 60 days after April 22, 2005.

(8)	Consists of shares subject to options exercisable within 60 days after April 22, 2005.

(9)	Consists of shares subject to options exercisable within 60 days after April 22, 2005.

(10)	Includes 274,961 shares subject to options exercisable within 60 days after April 22, 2005 and 18,200 shares held in a family trust.

(11)	Consists of shares subject to options exercisable within 60 days after April 22, 2005.

(12)	Consists of shares held by T&L Investments L.P. Dr. and Mrs. Edward B. Diethrich hold a total of 98% of the voting and dispositive power over the shares through a 98% ownership of the capital stock of EBDFam, Inc., the general partner in T&L Investments L.P.

(13)	Consists of shares subject to options exercisable within 60 days after April 22, 2005.

(14)	Consists of shares subject to options exercisable within 60 days after April 22, 2005.

(15)	Includes 685,273 shares subject to options exercisable within 60 days after April 22, 2005.

PROPOSAL ONE

ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight members, divided into three classes approximately equal in size. Each class of directors is elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will continue for periods of one and two years, respectively. The nominees for election at this year’s Annual Meeting will serve as Class I directors, with a term expiring at the annual meeting of stockholders to be held in 2008. Each director is elected to serve until the expiration of his term, or until his successor is duly elected and qualified.

     The nominees for election as Class I directors at this year’s Annual Meeting are Jeffrey F. O’Donnell and Ronald H. Coelyn. The nominees for election to the Board of Directors at the Annual Meeting currently are directors of the Company. Mr. O’Donnell has served as a director since 1998 and Mr. Coelyn was appointed as a director in January 2005. Dr. Buchbinder, a current Class I director, will not stand for re-election at the Annual Meeting. Therefore, while there currently are eight members of the Board of Directors, there will be only seven members of the Board of Directors after the Annual Meeting, and, effective as of the date of the Annual Meeting, the Company’s Bylaws, as amended, will authorize a total of seven directors.

     The Board of Directors will vote all proxies received by them FOR the nominees listed above unless otherwise instructed in writing on such proxy. The two candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of Endologix. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in favor of the nominees listed above.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO NOMINEES NAMED ABOVE.

Information With Respect to Nominees And Directors

     Set forth below for each nominee for election as director and for each director of Endologix, is information regarding his age, position(s) with Endologix, the period he has served as a director, any family relationship with any other director or executive officer of Endologix, and the directorships currently held by him in corporations whose shares are publicly registered.

Class I
(Directors continuing in office with a term expiring in 2008)

     Jeffrey F. O’Donnell, 45, has served on the Company’s Board of Directors since June 1998. Mr. O’Donnell served as the Company’s President from January 1998 until March 1999, and Chief Executive Officer from June 1998 until March 1999. From November 1995 to January 1998, Mr. O’Donnell served as the Company’s Vice President, Sales and Marketing. Mr. O’Donnell has served as President and Chief Executive Officer of PhotoMedex since November 1999. From March 1999 to November 1999, Mr. O’Donnell served as the President and Chief Executive Officer of X Site Medical. From January 1994 to May 1995, Mr. O’Donnell served as the President and Chief Executive Officer of Kensey Nash Corporation, a diversified medical device company. Mr. O’Donnell is a member of the board of directors of Escalon Medical Corporation, a publicly held manufacturer and distributor of cardiovascular and ophthalmology devices, Cardiac Science, Inc., a publicly held medical device manufacturer for external cardiac defibrillators and RMI, a private medical device manufacturer.

     Ronald H. Coelyn, 59, has served on the Company’s Board of Directors since January 2005. Mr. Coelyn specializes in senior management and board appointments at the executive search firm The Coelyn Group, which he founded in 1992 after serving as partner in the international search firm Spencer Stuart & Associates. Prior to that, Mr. Coelyn served for three years as President and Chief Operating Officer of a medical diagnostics company, American Diagnostics Corporation, where he was responsible for sales and marketing, research and development, regulatory affairs, quality systems, manufacturing and finance. Subsequently, Mr. Coelyn was Chairman, President and Chief Executive Officer of Alpha Healthcare Systems, Inc., a healthcare information systems company focused on practice management and electronic medical records. Mr. Coelyn currently serves as co-Chairman of LINC (LifeSciences Industry Council) of Orange County, California, a member of the BioMedical Industry Council’s board of directors and an advisory board member of the American Heart Association and the Blind Children’s Learning Center.

Class II
(Directors continuing in office with a term expiring in 2006)

     Franklin D. Brown, 61, serves as the Company’s Chairman and has been a director since 1997. Following the merger with the former Endologix in May 2002, Mr. Brown was the Company’s Chief Executive Officer and Chairman until January 2003, when he was elected Executive Chairman. Mr. Brown served as the Company’s Executive Chairman until October 2004. Mr. Brown previously served as the Chairman and Chief Executive Officer of the former Endologix, Inc. since joining that company in 1998. From October 1994 until the sale of the company in September 1997, Mr. Brown served as Chairman, President and Chief Executive Officer at Imagyn Medical, Inc. From 1986 until the sale of the company in 1994, Mr. Brown served as President and Chief Executive Officer of Pharmacia Deltec, Inc., an ambulatory drug delivery company. Mr. Brown also serves on the board of directors of Triage Medical, Inc., a private company.

     Edward M. Diethrich, M.D, 69, has served on the Company’s Board of Directors since May 2002. Dr. Diethrich was a Director for the former Endologix, Inc. from 1997 until its merger with the Company in May 2002. Dr. Diethrich has been the Medical Director and Chief of Cardiovascular Surgery of the Arizona Heart Hospital since 1997, and has been the Director and Chief of Cardiovascular Surgery at the Arizona Heart Institute from 1971 to the present.

Class III
(Directors nominated for office with a term expiring in 2007)

     Paul McCormick, 51, is the Company’s President and Chief Executive Officer and has been a director since May 2002. Mr. McCormick has more than 27 years in the medical device industry. The majority of his career has been in emerging medical technologies. Mr. McCormick joined the former Endologix in January 1998, prior to its merger with the Company in May 2002, as Vice President of Sales and Marketing, and served as President and Chief Operating Officer from January 2001 until the merger in May 2002. He then served in the same position with the Company until January 2003 when he became President and Chief Executive Officer. Previously, he held various sales and marketing positions at Progressive Angioplasty Systems, Heart Technology, Trimedyne Inc., and United States Surgical Corporation.

     Roderick de Greef, 44, has served on the Company’s Board of Directors since November 2003. Mr. de Greef has served as the Executive Vice President, Chief Financial Officer and Secretary of Cardiac Science, Inc. since March 2001. From 1995 to 2001, Mr. de Greef provided corporate finance advisory services to a number of early stage companies including Cardiac Science, where he was instrumental in securing equity capital beginning in 1997, and advising on merger and acquisition activity. From 1989 to 1995, Mr. de Greef was Vice President and Chief Financial Officer of BioAnalogics, Inc. and International BioAnalogics, Inc., both publicly held development stage medical technology companies located in Portland, Oregon. From 1986 to 1989, Mr. de Greef was Controller and then Chief Financial Officer of publicly held Brentwood Instruments, Inc. Mr. de Greef has a B.A. in Economics and International Relations from California State University at San Francisco and an M.B.A. from the University of

Oregon. Mr. de Greef also serves on the boards of BioLife Solutions, Inc. a public biotechnology company located in Binghamton, New York and DentalView, Inc. an Irvine-based privately held medical device company.

     Gregory D. Waller, 55, has served on the Company’s Board of Directors since November 2003. Mr. Waller has served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, since August 1993 and was formerly the Vice President and Treasurer of Kerr, Ormco and Metrex. Mr. Waller joined Ormco in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993. Mr. Waller has an MBA with a concentration in accounting from California State University, Fullerton.

Other Executive Officers

     The other current executive officers of the Company are as follows:

     Stefan G. Schreck, Ph.D., 45, joined the Company in February 2004 and serves as the Company’s Vice President of Research and Development. Dr. Schreck has more than 20 years of experience in research and development of medical products. Prior to joining the Company, Dr. Schreck held increasingly more responsible R&D management positions in the medical device industry. From May 1995 to April 2000, Dr. Schreck served as Director of Research in Baxter Healthcare’s Heart Valve Division. From April 2000 to August 2002, Dr. Schreck served as Senior Director R&D at Edwards Lifesciences and was responsible for the development of all surgical heart valve repair and replacement products. From August 2002 to February 2004, Dr. Schreck served as President & CEO of MediMorph Solutions Inc., an engineering and management consulting firm for the medical device industry that he founded.

     Karen Uyesugi, 49, became the Company’s Vice President of Clinical and Regulatory Affairs following the Company’s merger with the former Endologix in May 2002. Ms. Uyesugi has 23 years of both domestic and international regulatory experience in the medical device and pharmaceutical industry. The majority of her career has been involved with a wide variety of Class III and Class II medical devices ranging from implantable cardiovascular devices, neurosurgery, and general surgery products. Prior to joining the former Endologix in July 1998, Ms. Uyesugi held various positions in regulatory, clinical, and quality assurance at Neuro Navigational Corporation, Trimedyne, Inc., Baxter Healthcare, Shiley Inc., and Allergan Pharmaceuticals.

     Robert J. Krist, 56, joined the Company in August 2004 and serves as the Company’s Chief Financial Officer and Secretary. Most recently, Mr. Krist served as Chief Financial Officer of CardioNet, Inc., a privately held marketer of mobile cardiac outpatient telemetry tools and services based in San Diego, California. Mr. Krist previously served for three years as Chief Financial Officer of Irvine-based Datum, Inc., a technology manufacturer. Prior to that, Mr. Krist served for three years as Chief Financial Officer and Vice President, Field Operations, of Bridge Medical, Inc., a start-up pharmacy information systems company. Mr. Krist also held various management positions during his six years at McGaw, Inc., including Chief Financial Officer and President of the Central Admixture Pharmacy Services Division. Mr. Krist received a BS in physics from Villanova University and an MBA from the University of Southern California. Mr. Krist is a Certified Management Accountant (CMA).

     Herbert H. Mertens, 46, joined the Company in February 2005 and serves as its Vice President of Sales and Marketing. Mr. Mertens has more than 20 years experience commercializing vascular medical devices along with an extensive expertise in domestic and international sales and marketing. He most recently served more than four years as vice president, global sales and marketing at Micrus Corporation, a privately held developer of minimally invasive treatments for intracranial aneurysms. In this capacity, he was responsible for building the U.S. and European sales force and developing an entry strategy for the Japanese market, positioning Micrus as a leader in the endovascular neurology market. Mr. Mertens previously served as vice president, global sales and marketing, for Angiosonics, Inc., where he directed U.S. and European sales efforts for that company’s therapeutic ultrasound technology. Prior to that, Mr. Mertens was vice president and managing director, Europe, at Cardiogensis, Inc. and he has held several sales management positions at Guidant Corporation.

Meetings of the Board of Directors

     The Board of Directors met five times during the year ended December 31, 2004. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

Committees of the Board of Directors

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee operates under a written charter adopted by the Board of Directors. A copy of the charter of the Audit Committee was included as Appendix A to the Company’s proxy statement relating to its 2004 annual meeting of stockholders. Copies of the charters of all standing committees are available on the “Investor Relations” page on the Company’s web site located at www.endologix.com.

     Audit Committee

     The Audit Committee is composed of three directors. The current members are Gregory D. Waller, Roderick de Greef and Jeffrey O’Donnell. Each member of the Audit Committee qualifies as an “independent director” in compliance with the applicable rules of the Securities and Exchange Commission and the Nasdaq Marketplace Rules. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

     The Audit Committee has the sole authority to appoint and, when deemed appropriate, replace the Company’s independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has, among other things, the responsibility to review and approve the scope and results of the annual audit, to evaluate with the independent registered public accounting firm the performance and adequacy of the Company’s financial personnel and the adequacy and effectiveness of the Company’s systems and internal financial controls, to review and discuss with management and the independent registered public accounting firm the content of the Company’s financial statements prior to the filing of the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K, to establish procedures for receiving, retaining and investigating reports of illegal acts involving the Company or complaints or concerns regarding questionable accounting or auditing matters and to establish procedures for the confidential, anonymous submission by the Company’s employees of concerns or complaints regarding questionable accounting or auditing matters. The Audit Committee met six times during the year ended December 31, 2004. To ensure independence, the Audit Committee also meets separately with the Company’s independent registered public accounting firm and members of management.

     Compensation Committee

     The Compensation Committee consists of two directors. During 2004, the members of the Compensation Committee were Edward M. Diethrich, M.D. and Franklin D. Brown. In 2005, Ronald Coelyn replaced Mr. Brown as a member of the Compensation Committee. Each of Dr. Diethrich and Mr. Coelyn satisfies the independence standards set forth in the Nasdaq Marketplace Rules. The Compensation Committee is primarily responsible for evaluating and approving the cash and equity compensation for the Chief Executive Officer and other executive officers, and administers the Company’s employee compensation plans. The Compensation Committee held three meetings during the year ended December 31, 2004.

     Nominating and Governance Committee

     In 2004, the Board of Directors established a Nominating and Governance Committee. The members of the Nominating and Governance Committee are Jeffrey O’Donnell and Roderick de Greef, each of whom satisfies the independence standards set forth in the Nasdaq Marketplace Rules. The primary purposes of the Nominating and Governance Committee are to identify and recommend to the Board of Directors individuals qualified to serve as members of the Company’s Board of Directors and each of its committees, to develop and recommend to the Board of Directors corporate governance guidelines and to lead the Board of Directors in its annual review of its composition, effectiveness and performance.

Evaluation of Director Nominees

     In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to the Company during their term, including their level of participation and the quality of their performance. In the case of new director nominees, the Nominating and Governance Committee screens candidates, does reference checks, prepares a biography for each candidate for the Board to review and conducts interviews. The members of the Nominating and Governance Committee and the Company’s Chief Executive Officer interview candidates that meet the criteria described below, and the Nominating and Governance Committee recommends nominees to the Board that best suit the Board’s needs. The Nominating and Governance Committee does not intend to evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder. All of the nominees for director in this proxy statement are standing for re-election. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential director nominees.

     The Nominating and Governance Committee believes that nominees for director must meet certain minimum qualifications, including:

•	having the highest character and integrity;

•	having business or other experience that is of particular relevance to the Company;

•	having sufficient time available to devote to the affairs of the Company; and

•	being free of any conflicts of interest which would violate any applicable law or regulations or interfere with the proper performance of the responsibilities of a director.

Stockholder Nominations of Directors

     The Nominating and Governance Committee will consider stockholder recommendations for directors sent to the Nominating and Governance Committee, c/o Corporate Secretary, Endologix, Inc., 13900 Alton Parkway, Suite 122, Irvine, California 92618. Stockholder recommendations for directors must include: (1) the name and address of the stockholder recommending the person to be nominated and the name and address of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of stock of the Company, (3) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any, (4) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934 had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (5) the consent of the recommended nominee to serve as a director of the Company if so elected. The stockholder must also state if they intend to appear in person or by proxy at the annual meeting to nominate the person specified in the notice. In accordance with the Company’s bylaws, the notice containing the nomination must be received by the Company not less than 90 days prior to the annual or special meeting of stockholders or, in the event less than 100 days notice or prior public disclosure of the date of the annual or special meeting has been given, then no later than 10 days after such notice has been given.

Communications with the Board of Directors

     The Board of Directors provides a process for stockholders to send communications to the Board. Stockholders can send communications to the Board of Directors, or an individual director, by sending a written communication to: Endologix, Inc., 13900 Alton Parkway, Suite 122, Irvine, CA 92618, Attn: Corporate Secretary. All communications sent to this address are sent to the specific directors identified in the communication or if no directors are identified, the communication is delivered to the Chairman of the Board. The Company does not have a policy with respect to director attendance at annual meetings of the Company’s stockholders. Historically, other than employees of the Company, few stockholders have attended the Company’s annual meetings. Two directors, both of whom were employees of the Company, attended the Company’s annual meeting in 2004.

Code of Ethics

     The Company has adopted a Code of Conduct and Ethics that applies to its principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Conduct and Ethics is available on the “Investor Relations” page on the Company’s website at www.endologix.com, and a copy may also be obtained by any person, without charge, upon written request delivered to Endologix, Inc., Attn: Corporate Secretary, 13900 Alton Parkway, Suite 122, Irvine, California 92618. The Company will disclose any amendment to, or waiver from, a provision of the Code of Conduct and Ethics by posting such information on the Company’s website at the above address.

Compensation of Directors

     Non-employee directors each receive a fee of $1,500 per quarter, $2,000 for each Board meeting attended in person and reimbursement for certain travel expenses and other out-of-pocket costs. Members of Board committees, other than the Audit Committee, each receive an additional fee of $500 for each committee meeting attended. Additionally, each member of the Audit Committee is entitled to a fee of $1000 per meeting attended and the chairman of the Audit Committee is entitled to an additional quarterly retainer of $1,000. Non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under the Company’s 1996 Stock Option/Stock Issuance Plan. Each individual who first becomes a non-employee Board member, whether elected by the stockholders or appointed by the Board, automatically will be granted, at the time of such initial election or appointment, an option to purchase 30,000 shares of Common Stock at the fair market value per share of Common Stock on the grant date, which vests over four years, with 25% of the options vesting after one year and the remaining options vesting on a pro rata basis over the next 36 months thereafter. On the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member after the annual meeting will receive an additional option grant to purchase 20,000 shares of Common Stock, which vests upon the completion of one year of Board service.

     There are no arrangements or understandings involving any director or any nominee regarding such person’s status as a director or nominee.

Section 16(a) Beneficial Ownership Reporting Compliance

     The members of the Company’s Board of Directors, the Company’s executive officers and persons who hold more than 10% of the Company’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2004 fiscal year transactions in the common stock and their common stock holdings and/or (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for the 2004 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by the Company’s executive officers, Board members and greater than 10% stockholders.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth the salary and bonus earned for the three fiscal years ended December 31, 2004, by the Company’s Chief Executive Officer and the other executive officers whose salary and bonus exceeded $100,000 for the 2004 fiscal year. All of the individuals named in the table are referred to in this proxy statement as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation		Long Term
				Compensation
				Securities		All
				Underlying		Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)		Compensation ($)
Franklin D. Brown (1)	2004	$191,666	—	—		—
Chairman of the Board	2003	$200,000	—	—		—
	2002	$196,285	$47,250	20,000	(2)	—

Paul McCormick	2004	$263,333	$82,950	—		—
President and Chief Executive	2003	$240,000	$50,400	100,000		—
Officer	2002	$119,583	$29,025	—		—

Stefan G. Schreck (3)	2004	$144,927	$47,328	75,000		—
Vice President, Research	2003	—	—	—		—
and Development	2002	—	—	—		—

Robert J. Krist (4)	2004	$71,250	$41,467	100,000		—
Chief Financial Officer and	2003	—	—	—		—
Secretary	2002	—	—	—		—

Karen Uyesugi	2004	$176,800	$45,880	—		—
Vice President, Clinical and	2003	$170,000	$38,250	30,000		—
Regulatory Affairs	2002	$3,333	$26,780	70,000		—

David M. Richards (5)	2004	$114,906	$29,278	—		$70,720	(6)
Former Chief Financial Officer	2003	$136,000	$32,477	30,000		—
and Secretary	2002	$119,231	$24,713	50,000		—

(1)	Mr. Brown currently serves as the Company’s Chairman of the Board. He also served as the Company’s Executive Chairman from January 1, 2003 to October 2004 and the Company’s Chief Executive Officer following the merger with (former) Endologix in May 2002 until January 1, 2003.

(2)	Options were granted before employment as the Company’s Chief Executive Officer based upon Board participation.

(3)	Mr. Schreck became the Company’s Vice President of Research and Development on February 23, 2004.

(4)	Mr. Krist became the Company’s Chief Financial Officer and Secretary on August 16, 2004.

(5)	Mr. Richards resigned as Chief Financial Officer and Secretary of the Company effective August 16, 2004.

(6)	Represents severance amounts paid in 2004 and 2005 pursuant to a pre-existing employment agreement.

Stock Options

     The following table sets forth the number and potential realizable value of options granted to each of the Named Executive Officers during the year ended December 31, 2004.

Potential Realizable Value
of Options At Assumed
Annual Rates of Stock
Price Appreciation for
		Individual Grants			Option Term (4)
	Number of	% of Total
	Securities	Options
	Underlying	Granted To
	Options	Employees	Exercise of
	Granted (#)	in Fiscal	Base Price	Expiration
Name	(1)	Year (2)	($/Sh) (3)	Date	5% ($)	10% ($)
Franklin D. Brown	—	—	—	—	—	—
Paul McCormick	—	—	—	—	—	—
Stefan G. Schreck	50,000	16.4%	6.00	2/26/2014	$188,668	$478,123
	25,000	8.2%	4.70	6/17/2014	$73,895	$187,265
Robert J. Krist	100,000	32.8%	5.55	8/18/2014	$349,037	$884,527
Karen Uyesugi	—	—	—	—	—	—
David M. Richards	—	—	—	—	—	—

(1)	The options listed in the table were granted under the Endologix 1996 Stock Options/Stock Issuance Plan. The options have a maximum term of ten years measured from the date of grant. Twenty-five percent (25%) of the options are exercisable upon the optionee’s completion of one year of service measured from the date of grant, and the balance are exercisable in a series of successive equal monthly installments upon the optionee’s completion of each additional month of service over the next 36 months thereafter.

(2)	Based upon options granted for an aggregate of 305,000 shares to employees in 2004, including the Named Executive Officers.

(3)	The exercise price may be paid in cash or in shares of the Company’s common stock valued at fair market value on the exercise date.

(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no guarantee that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the exercise of options held by the Named Executive Officers during the year ended December 31, 2004.

	Shares
	Acquired	Aggregate	Number of Securities
	on	Value	Underlying Unexercised		Value of Unexercised In-the-
	Exercise	Realized ($)	Options at Fiscal Year-End		Money Options at
Name	(#)	(1)	(#)		Fiscal Year-End ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Franklin D. Brown	—	—	56,667	5,833	$145,126	$30,857
Paul McCormick	—	—	24,999	75,001	$73,247	$219,753
Stefan G. Schreck	—	—	—	75,000	—	$96,250
Robert J. Krist	—	—	—	100,000	—	$130,000
Karen Uyesugi	—	—	27,916	51,668	$144,474	$240,930
David M. Richards	89,778	$282,710	—	—	—	—

(1)	Based on the fair market value on the date of exercise less the exercise price payable for such shares.

(2)	Based on the fair market value of the Company’s common stock at year-end, $6.85 per share, less the exercise price payable for such shares.

Change in Control and Severance Agreements

     The Company has entered into employment agreements with each of its Named Executive Officers. The agreements expire on October 18, 2005, unless sooner terminated pursuant to the terms and provisions thereof. Unless thirty days notice is provided by either party to the agreement before the expiration date, the agreement automatically renews for successive one-year terms thereafter. The agreement provides that if the Company terminates the executive officer’s employment without cause or he or she resigns for good reason, the executive officer is entitled to his or her base salary and continued benefits for six months, all stock options that would have vested over the following six months will vest immediately upon termination and he or she would be entitled to a prorated payment equal to the target bonus amount for which he or she would have been eligible for the year of termination. In addition, in the event the executive officer is terminated, or resigns for good reason, in connection with a change in control, the executive officer is entitled to his or her base salary and continued benefits for twelve months, all stock options will accelerate and vest and he or she would be entitled to a prorated payment equal to the target bonus amount for which he or she would have been eligible for the year of termination.

Compensation Committee Interlocks and Insider Participation

     None of the Company’s executive officers served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors evaluates and approves the base salary and bonuses to be paid to the Company’s executive officers each fiscal year. In addition, the Compensation Committee administers the Endologix 1996 Stock Option/Stock Issuance Plan with respect to option grants and stock issuances made thereunder to officers and other key employees. The following is a summary of the policies of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this proxy statement.

     General Compensation Policy. The Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s success and to provide such executives with performance-based incentives tied to the achievement of certain milestones. One of the Compensation Committee’s primary objectives is to have a substantial portion of each officer’s total compensation contingent upon the Company’s performance as well as upon the individual’s contribution to the Company’s success as measured by his personal performance. Accordingly, each executive officer’s compensation package is comprised primarily of three elements:

•	base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry;

•	variable performance awards payable in cash and tied to the Company’s achievement of certain goals; and

•	long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

     The following are the principal factors that the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2004 fiscal year. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

     Base Salary. The base salary levels for the executive officers were established for the 2004 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Board did not rely upon any specific survey for comparative compensation purposes. Instead, the Board made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. The Compensation Committee on an annual basis will review base salaries, and adjustments will be made in accordance with the factors indicated above.

     Annual Incentive Compensation. The Endologix Employee Bonus Plan provides the Board of Directors with discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Compensation Committee. The Compensation Committee’s recommendations are based upon the extent to which financial and performance targets (established semi-annually by the Compensation Committee) are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 2004, the performance targets for each of the executive officers included gross sales, cash flow, engineering product goals and regulatory goals. The weight given to each factor varied from individual to individual.

     Long-Term Incentive Compensation. The 1996 Stock Option/Stock Issuance Plan also provides the Board with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Endologix from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer’s tenure, level of responsibility and relative position in Endologix. The Company has established general guidelines for making options grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual’s position with Endologix and their existing holdings of unvested options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years from the date of grant). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ and the market price of the Company’s common stock appreciates over the option term.

     CEO Compensation. The Compensation Committee sets the base salary for Paul McCormick, the Company’s Chief Executive Officer, at a level which is designed to provide a salary competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with each such individual’s experience. Mr. McCormick’s critical role in completing the commercial launch of the Company’s Powerlink product was an important determinant in setting his compensation. As the Company’s activities for 2004 were mainly for research and development, the Compensation Committee did not intend to have the base salary component of compensation affected to any significant degree by the Company’s financial performance, but by the Company’s achievement of regulatory milestones.

Compensation Committee

Franklin D. Brown
Edward M. Diethrich, M.D.

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Stock Performance Graph

     The graph depicted below shows Endologix stock price as an index assuming $100 invested on December 31, 1999, along with the composite prices of companies listed on the CRSP Total Return Index for National Association of Securities Dealers Automated Quotation (“NASDAQ”) Stock Market, and the NASDAQ Medical Device Manufacturers’ Index.

Endologix
Nasdaq Medical Device Manufacturers Index
Nasdaq Stick Market — U.S. Index

2005 PROXY PERFORMANCE GRAPH DATA
ANNUAL DATA SERIES

SCALED PRICES: Stock and index prices scaled to 100 at 12/31/99

		Nasdaq Medical
		Device	Nasdaq Stock Market
DATES	Endologix	Manufacturers	- U.S.
Dec-99	100.00	100.00	100.00
Dec-00	101.21	103.16	60.31
Dec-01	32.79	113.38	47.84
Dec-02	17.21	91.71	33.07
Dec-03	79.96	135.68	49.45
Dec-04	138.66	158.95	53.81

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP to continue as the independent registered public accounting firm for the year ending December 31, 2005. Endologix is asking the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of Endologix for the fiscal year ending December 31, 2005 and to perform other appropriate services. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to stockholders’ questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. Endologix has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any material relationship with Endologix or any affiliate of Endologix.

Pre-Approval Policy

     The audit committee reviews and pre-approves all non-audit services to be performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, subject to certain de minimis exceptions. Such pre-approval is on a project by project basis. During 2004, PricewaterhouseCoopers LLP did not provide any non-audit services to the Company.

Audit Fees

     The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2003 and December 31, 2004:

	December 31,	December 31,
	2003	2004
Audit Fees (1)	$150,360	$874,000

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total	$150,360	$874,000

(1)	Includes fees for professional services rendered for the audit of the Company’s annual financial statements, the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal controls, reviews of the financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with the Company’s statutory and regulatory filings.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Management is responsible for Endologix internal controls over financial reporting and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the Company’s financial statements and of its internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Endologix consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended).

     The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

     Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Endologix Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Gregory D. Waller
Jeffrey O’Donnell
Roderick de Greef

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DEADLINE FOR RECEIPT OF

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

     If the Company holds its 2006 annual meeting of stockholders on or about the same time as this year’s Annual Meeting, then any stockholder desiring to submit a proposal for action at the 2006 annual meeting of stockholders should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 27, 2005, in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. However, if the Company holds its 2006 annual meeting of stockholders on a date that is more than 30 days earlier or later than this year’s Annual Meeting, then a stockholder proposal must be received by the Company at its principal place of business in a reasonable amount of time prior to when the Company begins to print and mail its proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, rules and regulations of the SEC and other laws and regulations.

     SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2006 annual meeting of stockholders is March 11, 2006 (which is at least 45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2006 annual meeting of stockholders.

     The Company was not notified of any stockholder proposals to be addressed at the Annual Meeting. Because the Company was not provided notice of any stockholder proposal to be included in the proxy statement within a reasonable time before mailing, the Company will be allowed to use its voting authority if any stockholder proposals are raised at the meeting.

OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Paul McCormick
President and Chief Executive Officer

April 25, 2005

PROXY

ENDOLOGIX, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders – May 24, 2005

     The undersigned hereby nominates, constitutes and appoints Paul McCormick and Robert J. Krist, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ENDOLOGIX, INC. which the undersigned is entitled to represent and vote at the 2005 Annual Meeting of Stockholders of the Company to be held at the offices of Stradling Yocca Carlson & Rauth, at 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660 on May 24, 2005, at 8:30 a.m., Pacific time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 and 2.

1.	ELECTION OF DIRECTORS:

	☐	FOR	☐	WITHHOLD AUTHORITY
		all nominees listed below (except		to vote for all nominees listed below
as marked to the contrary below)

Election of the following nominees as directors: Jeffrey F. O’Donnell and Ronald H. Coelyn.

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Date ______________________, 2005

(Signature of stockholder)
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

2